                                                                       EXHIBIT 2

               --------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                EXTENDICARE INC.,

                              AHC ACQUISITION CORP.

                                       and

                            ARBOR HEALTH CARE COMPANY

                                   dated as of

                               September 29, 1997

               --------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I         THE OFFER AND MERGER...................................  1

Section 1.1       The Offer..............................................  1
Section 1.2       Company Actions........................................  3
Section 1.3       SEC Documents..........................................  4
Section 1.4       Directors..............................................  6
Section 1.5       The Merger.............................................  7
Section 1.6       Effective Time.........................................  8
Section 1.7       Closing................................................  8
Section 1.8       Stockholders' Meeting..................................  8
Section 1.9       Merger Without Meeting of Stockholders.................  9

ARTICLE II        CONVERSION OF SECURITIES............................... 10

Section 2.1       Conversion of Capital Stock............................ 10
Section 2.2       Exchange of Certificates............................... 11
Section 2.3       Dissenters' Rights..................................... 12
Section 2.4       Company Stock Plans.................................... 13

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF THE
                  COMPANY................................................ 14

Section 3.1       Organization........................................... 14
Section 3.2       Capitalization......................................... 15
Section 3.3       Authorization; Validity of Agreement;
                  Company Action......................................... 17
Section 3.4       Consents and Approvals; No Violations.................. 18
Section 3.5       SEC Reports and Financial Statements................... 19
Section 3.6       Absence of Certain Changes............................. 20
Section 3.7       No Undisclosed Liabilities............................. 21
Section 3.8       Litigation............................................. 22
Section 3.9       Information in Proxy Statement......................... 22
Section 3.10      No Default; Compliance with Applicable
                  Laws................................................... 22
Section 3.11      Intellectual Property.................................. 25
Section 3.12      Taxes.................................................. 25
Section 3.13      Opinion of Financial Adviser........................... 28
Section 3.14      Title to Properties.................................... 28
Section 3.15      Employee Benefit Plan.................................. 28
Section 3.16      Insurance.............................................. 30
Section 3.17      No Excess Parachute Payments........................... 30
Section 3.18      Environmental Matters.................................. 31
Section 3.19      Labor Matters.......................................... 33
Section 3.20      Finders and Investment Bankers......................... 34

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF PARENT
                  AND THE PURCHASER...................................... 34

                                                                         Page
                                                                         ----
Section 4.1       Organization........................................... 34
Section 4.2       Authorization; Validity of Agreement;
                  Necessary Action....................................... 35

Section 4.3       Consents and Approvals; No Violations.................. 35
Section 4.4       Information in Proxy Statement......................... 36

ARTICLE V         COVENANTS.............................................. 36

Section 5.1       Interim Operations of the Company...................... 36
Section 5.2       Access; Confidentiality................................ 40
Section 5.3       Additional Agreements.................................. 41
Section 5.4       Consents and Approvals................................. 41
Section 5.5       No Solicitation........................................ 42
Section 5.6       Publicity.............................................. 44
Section 5.7       Notification of Certain Matters........................ 44
Section 5.8       Indemnification........................................ 45

ARTICLE VI        CONDITIONS............................................. 46

Section 6.1       Conditions to Each Party's Obligation to
                  Effect the Merger...................................... 46

ARTICLE VII       TERMINATION............................................ 47

Section 7.1       Termination............................................ 47
Section 7.2       Effect of Termination.................................. 49

ARTICLE VIII      MISCELLANEOUS.......................................... 49

Section 8.1       Fees and Expenses...................................... 49
Section 8.2       Amendment and Modification............................. 50
Section 8.3       Nonsurvival of Representations and War-
                  ranties................................................ 50
Section 8.4       Notices................................................ 50
Section 8.5       Interpretation......................................... 51
Section 8.6       Counterparts........................................... 51
Section 8.7       Entire Agreement; No Third Party Benefi-
                  ciaries; Rights of Ownership........................... 51
Section 8.8       Severability........................................... 52
Section 8.9       Governing Law.......................................... 52
Section 8.10      Assignment............................................. 52
Section 8.11      Transfer and Similar Taxes............................. 52

ANNEX A           Certain Conditions of the Offer........................A-1


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

                             Index of Defined Terms
                             ----------------------

Defined Term                                                                    Section No.
------------                                                                    -----------
Acquisition Proposal.......................................................        5.5(a)
Appointment Date...........................................................        5.1
Balance Sheet..............................................................        3.14
By-laws....................................................................        1.5
Certificate of Incorporation...............................................        1.5
Certificate of Merger......................................................        1.6
Certificates...............................................................        2.2(b)
Closing....................................................................        1.7
Closing Date...............................................................        1.7
Company....................................................................        Recitals
Company Agreements.........................................................        3.4
Company Benefit Plans......................................................        3.6(vii)
Company Disclosure Schedule................................................        Art. III
Company Nursing Facilities.................................................        3.10(b)
Company Option Plans.......................................................        2.4
Company Options............................................................        2.4
Company SEC Documents......................................................        3.5
Confidentiality Agreement..................................................        5.2
Current Company SEC Documents..............................................        3.6
DGCL.......................................................................        1.2(a)
Director Option Plan.......................................................        2.4
Dissenting Stockholders....................................................        2.1(c)
Effective Time.............................................................        1.6
Employee Stock Purchase Plan...............................................        3.2(a)
Environmental Law..........................................................        3.18(ii)
ERISA......................................................................        3.15
Exchange Act...............................................................        1.1
Excess parachute payments..................................................        8.11
Fully diluted basis........................................................        1.1
GAAP.......................................................................        3.5
Governmental Entity........................................................        3.4
Hazardous Substance........................................................        3.18(iii)
HSR Act....................................................................        3.4
Indemnified Party..........................................................        5.8
Intellectual Property Rights...............................................        3.1l
Liens......................................................................        3.2(b)
Merger.....................................................................        1.5
Merger Consideration.......................................................        2.1(c)
Minimum Condition..........................................................        1.1
Offer......................................................................        1.1
Offer Documents............................................................        1.3(a)
Offer Price................................................................        1.1
Offer to Purchase..........................................................        1.1
Parent.....................................................................        Recitals
Paying Agent...............................................................        2.2(a)

Defined Term                                                                    Section No.
------------                                                                    -----------
Permits....................................................................        3.10(b)
Plans......................................................................        3.15
Primary Company Executives.................................................        3.17
Preferred Stock............................................................        3.2
Proxy Statement............................................................        1.8(a)(ii)
Purchaser..................................................................        Recitals
Raymond James..............................................................        1.2(a)
Rights.....................................................................        3.2
Rights Agreement...........................................................        3.2
Schedule 14D-1.............................................................        1.3(a)
Schedule 14D-9.............................................................        1.3(a)
SEC........................................................................        1.3(a)
Secretary of State.........................................................        1.6
Securities Act.............................................................        3.5
Shares.....................................................................        1.1
Special Meeting............................................................        1.8(a)(i)
Stockholder Agreements.....................................................        Recitals
Subsidiary.................................................................        3.1
Superior Proposal..........................................................        5.5(a)
Surviving Corporation......................................................        1.5
Taxes......................................................................        3.12(b)(i)(A)
Tax Return.................................................................        3.12(b)(i)(B)
Termination Fee............................................................        8.1
Transactions...............................................................        1.2(a)
Voting Debt................................................................        3.2
1991 Option Plan...........................................................        2.4
1995 Option Plan...........................................................        2.4

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  AGREEMENT AND PLAN OF MERGER, dated as of September 29, 1997 (this "Agreement"), by and among Extendicare Inc., a corporation existing under the laws of Canada ("PARENT"), AHC Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (the "PURCHASER"), and Arbor Health Care Company, a Delaware corporation (the "COMPANY").

                  WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                  WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and the Purchaser to enter into this Agreement, certain stockholders of the Company have each entered into a Stockholder Agreement, dated as of the date hereof (collectively, the "STOCKHOLDER AGREEMENTS"), among Parent, the Purchaser and the stockholder named therein providing, among other things, that each such stockholder will vote in favor of the Merger (as defined in Section 1.5 hereof) and will grant a proxy to Parent for that purpose;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                              THE OFFER AND MERGER

                  Section 1.1 THE OFFER. As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) a tender offer (the "OFFER") for any and all of the outstanding shares of Common Stock, par value $.03 per share (the "SHARES"), of the

Company at a price of U.S.$45.00 per Share, net to the seller in cash (such price, or such other price per Share as may be paid in the Offer, being referred to herein as the "OFFER PRICE") and, subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which represents at least a majority of the Shares outstanding on a fully diluted basis (the "MINIMUM CONDITION") and to the other conditions set forth in Annex A hereto, shall consummate the Offer in accordance with its terms ("FULLY DILUTED BASIS" means issued and outstanding Shares and Shares subject to issuance under Company Option Plans (as defined in Section 2.4) and Shares subject to issuance upon exercise of outstanding warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or securities convertible or exchangeable for such capital stock).

                  The obligations of the Purchaser to commence the Offer and to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not properly withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement, the Minimum Condition and the conditions set forth in Annex A hereto.

                  The Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought or amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments and subject to the penultimate sentence of this Section 1.1) without the written consent of the Company (such consent to be authorized by the Board of Directors of the Company (the "COMPANY BOARD") or a duly authorized committee thereof); PROVIDED, HOWEVER, that if on the initial scheduled expiration date of the Offer, which shall be 20 business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date; PROVIDED, HOWEVER, that the Purchaser shall, if the Company, Parent and the Purchaser have not obtained the approvals of any Governmental Entity (as defined in Section 3.4) as required under Section 5.4, extend the expiration date for a period of the lesser of (i) 2 business days after the date that all such approvals have been obtained and (ii) 35 days after such initial scheduled expiration date. In addition, the Offer Price may be increased, and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares validly tendered as soon as it is permitted to do so under applicable law; PROVIDED, HOWEVER, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the Shares validly tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares, the Purchaser may extend the Offer for a period not to exceed 10 business days, notwithstanding that all conditions to the Offer are satisfied as of such initial expiration date of the Offer.

                  Section 1.2  COMPANY ACTIONS.

                           (a)  The Company hereby approves of and consents to
the Offer and represents that the Company Board, at a meeting duly called and held, has (i) unanimously determined that each of this Agreement, the Offer and the Merger (as defined in Section 1.5) are fair to and in the best interests of the stockholders of the Company, (ii) received the opinion of Raymond James & Associates, Inc. ("RAYMOND JAMES"), financial advisor to the Company, to the effect that the Offer and the Merger are fair to the stockholders of the Company from a financial point of view, (iii) approved this Agreement and the Stockholder Agreements and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "TRANSACTIONS"), and such approval constitutes approval of the Offer, this Agreement, the Stockholder Agreements and the Transactions for purposes of Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), such that Section 203 of the DGCL will not apply to the Transactions and (iv) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; PROVIDED, THAT such recommendation may be withdrawn, modified or amended if, in the opinion of the Company Board, only after receipt of written advice from independent legal counsel, failure to withdraw, modify or amend such recommendation would result in the Company Board violating its fiduciary duties to the Company's stockholders under applicable law. The Company represents that the actions set forth in this Section 1.2(a) and all other actions it has taken in connection herewith and therewith are sufficient to render the relevant provisions of such Section 203 of the DGCL inapplicable to the Offer, the Merger and the Stockholders Agreements.

                           (b)  In connection with the Offer, the Company will
promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all recordholders of the Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares.

                  Section 1.3 SEC DOCUMENTS.

                           (a)  As soon as practicable on the date the Offer is
commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "SCHEDULE 14D-1") (the Schedule 14D-1, together with all amendments and supplements thereto and including the exhibits thereto, including the Offer to Purchase, being collectively the "OFFER DOCUMENTS"). Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including schedules, annexes and the exhibits thereto, the "SCHEDULE 14D-9"), which shall, subject to the fiduciary duties of the Company Board under applicable law and to the provisions of this Agreement, contain the recommendation referred to in clause
(iv) of Section 1.2(a) hereof.

                           (b)  Parent and the Purchaser will take all steps
necessary to ensure that the Offer Documents, and the Company will take all steps necessary to ensure that the Schedule 14D-9, will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that Parent and the Purchaser make no representation with respect to information furnished by the Company for inclusion in the Offer Documents and the Company makes no representation with respect to information furnished by Parent or the Purchaser for inclusion in the
Schedule 14D-9. The Company agrees that the information supplied in writing by the Company for inclusion in the Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and the Purchaser agree that the information supplied in writing by the Parent or the Purchaser for inclusion in the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents and the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Purchaser will take all steps necessary to cause the Offer Documents, and the Company will take all steps necessary to cause the Schedule 14D-9, as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and the Purchaser on the other hand, and their respective counsel shall be given the opportunity to review the Offer Documents and the Schedule 14D-9 before they are filed with the SEC. In addition, each party hereto will provide the other parties and their counsel in writing with any comments, whether written or oral, which they may receive from time to time from the SEC or its staff with respect to the Offer Documents or the Schedule 14D-9 promptly after the receipt of such comments.

                  Section 1.4  DIRECTORS.

                           (a)  Promptly upon the purchase of, and payment for,
any Shares by Parent or any of its subsidiaries which represents at least a majority of the outstanding Shares (on a fully diluted basis, as defined in Section 1.1), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board such that the percentage of its designees on the Company Board (including persons previously designated by Parent or its affiliates to the Company Board) shall equal the percentage of the outstanding Shares beneficially owned by Parent and its affiliates. In furtherance thereof, the Company shall, upon request of the Parent, use its best efforts promptly to cause Parent's designees to be so elected to the Company Board, and in furtherance thereof, to the extent necessary, increase the size of the Company Board. At such time, the Company shall also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of
(i) each committee of the Company Board, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such board. Notwithstanding the foregoing, until the Effective Time (as defined in Section 1.6 hereof), the Company shall use all reasonable efforts to have at least two members of the Company Board who are neither (i) officers of Parent or the Company, nor (ii) designees, stockholders or affiliates of Parent. The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.4(a), including mailing to stockholders the information required by such Section

14(f) and Rule 14f-1 (or, at Parent's request, furnishing such information to Parent for inclusion in the Offer Documents initially filed with the SEC and distributed to the stockholders of the Company) as is necessary to enable Parent's designees to be elected to the Company Board. Parent or the Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.4(a) are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                           (b)  From and after the time, if any, that Parent's
designees constitute a majority of the Company Board, any amendment of this Agreement, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of Parent or the Purchaser hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company hereunder may be effected only by the action of a majority of the directors of the Company then in office who were not officers of Parent or designees, stockholders or affiliates of Parent, which action shall be deemed to constitute the action of any committee specifically designated by the Company Board to approve the actions and transactions contemplated hereby and the full Company Board; PROVIDED, THAT if there shall be no such directors, such actions may be effected by majority vote of the entire Company Board.

                  Section 1.5 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.6 hereof), the Company and the Purchaser shall consummate a merger (the "MERGER") pursuant to which (i) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.5.

                  Pursuant to the Merger, (x) the Restated Certificate of Incorporation of the Company (the "CERTIFICATE OF INCORPORATION"), as in effect immediately prior to the Effective Time, shall be the initial certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the Restated By-laws of the Company (the "BY-LAWS"), as in effect immediately prior to the Effective Time, shall be the initial By-laws of the Surviving Corporation until thereafter amended as provided by law, by the Certificate of Incorporation or by such By-laws. The Merger shall have the effects specified in the DGCL.

                  The directors and officers of the Purchaser at the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-laws.

                  Section 1.6 EFFECTIVE TIME. Parent, the Purchaser and the Company will cause a Certificate of Merger, or, if applicable, a Certificate of Ownership and Merger (as applicable, the "CERTIFICATE OF MERGER"), to be executed and filed on the date of the Closing (as defined in Section 1.7) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or at such later time as is agreed upon by the parties and specified in the Certificate of Merger, and such effective time is hereinafter referred to as the "EFFECTIVE TIME."

                  Section 1.7 CLOSING. The closing of the Merger (the "CLOSING) shall take place at 9:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "CLOSING DATE), at the offices of Skadden, Arps, Slate,
Meagher & Flom LLP, 919

Third Avenue, New York, New York, 10022 unless another date or place is agreed to in writing by the parties hereto.

                  Section 1.8  STOCKHOLDERS' MEETING.

                           (a)  If required by applicable law in
order to consummate the Merger, the Company, acting through the Company Board, shall, in accordance with applicable law:

                           (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "SPECIAL MEETING"), as promptly as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer, for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                           (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement(as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "PROXY STATEMENT") to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                           (iii) subject to the fiduciary obligations of the Company Board under applicable law as advised by independent counsel, include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                           (b)  Parent shall vote, or cause to be voted, all of
the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

                  Section 1.9 MERGER WITHOUT MEETING OF STOCKHOLDERS. Notwithstanding Section 1.8 hereof, in the event that Parent, the Purchaser and any other subsidiaries of Parent shall acquire in the aggregate at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or any shares of capital stock of the Purchaser:

                           (a)  PURCHASER CAPITAL STOCK.  Each issued and
outstanding share of capital stock of the Purchaser shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                           (b)  CANCELLATION OF TREASURY STOCK AND
PURCHASER-OWNED STOCK. All Shares that are owned by the Company or any wholly-owned subsidiary of the Company and any Shares owned by the Parent or any wholly-owned subsidiary of the Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                           (c)  EXCHANGE OF SHARES.  Each issued and
outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) and any Shares which are held by stockholders exercising appraisal rights pursuant to Section 262 of the DGCL ("DISSENTING STOCKHOLDERS")) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "MERGER CONSIDERATION"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2.

                  Section 2.2  EXCHANGE OF CERTIFICATES.

                           (a)  PAYING AGENT.  Prior to the Effective
Time, Parent shall designate a bank or trust company to act as agent for the holders of the Shares in connection with the Merger (the "PAYING AGENT") to receive in trust the funds to which holders of the Shares shall become entitled pursuant to Section 2.1(c). Parent shall, from time to time, make available to the Paying Agent funds in amounts and at times necessary for the payment of the Merger Consideration as provided herein. All interest earned on such funds shall be paid to Parent.

                           (b)  EXCHANGE PROCEDURES.  As soon as rea-
sonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger

Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. The right of any stockholder to receive the Merger Consideration shall be subject to and reduced by any applicable withholding obligation.

                           (c)  TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN
THE SHARES. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                           (d)  TERMINATION OF FUND; NO LIABILITY.
At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                   Section 2.3 DISSENTERS' RIGHTS. If any Dissenting Stockholder shall be entitled to be paid the "fair value" of such holder's Shares, as provided in Section 262 of the DGCL, the Company shall give the Parent notice thereof and the Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of the Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 2.1.

                   Section 2.4 COMPANY STOCK PLANS. The Company shall, effective as of the Effective Time, (i) cause each outstanding employee or director stock option to purchase Shares (the "COMPANY OPTIONS") granted under the Arbor Health Care Company 1996 Stock Option Plan for Non-Employee Directors (the "DIRECTOR OPTION PLAN") the Arbor Health Care Company 1995 Stock Option Plan, as amended by Amendment No. 1 (the "1995 OPTION PLAN") and the First Amended and Restated Incentive Stock Option Plan dated November 26, 1991 (the "1991 OPTION PLAN" and, together with the Director Option Plan and the 1995 Option Plan, the "COMPANY OPTION PLANS"), whether or not then exercisable or vested, to become fully exercisable and vested, (ii) cause each Company Option that is then outstanding, exercisable and vested to be cancelled and (iii) in consideration of such cancellation, and except to the extent that Parent or the Purchaser and the holder of any such Company Options otherwise agree, cause the Company (or, at Parent's option, the Purchaser) to pay to such holders of Company Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Offer Price over the exercise price of each such Company Option and (B) the number of Shares previously subject to the Company Options immediately prior to its cancellation (such payment to be net of withholding taxes). The Company shall take all actions necessary to cause the Company's employees and directors to consent, to the extent required, to the transactions contemplated by this
Section 2.4 no later than immediately prior to the time the Purchaser accepts Shares for payment pursuant to the Offer.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and the Purchaser that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except as set forth in the schedule attached to this Agreement setting forth exceptions to the Company's representations and warranties set forth herein (the "COMPANY DISCLOSURE SCHEDULE"). The Company Disclosure Schedule will be arranged in sections corresponding to the sections of this Agreement to be modified by such disclosure schedule, provided that any disclosure made in any section of the Company Disclosure Schedule shall be deemed incorporated in all other sections thereof.

                  Section 3.1 ORGANIZATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. As used in this Agreement, a "SUBSIDIARY" of any entity shall mean all corporations or other entities in which such entity owns a majority of the issued and outstanding capital stock or equity or similar interests. As used in this Agreement, any reference to any event, change or effect being mate-rial or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect as is materially adverse to (i) the consolidated financial condition, businesses, prospects or results of operations of such entity (or, if used with respect thereto, of such group of entities taken as a whole) or (ii) the ability of such entity (or group) to consummate the Transactions. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Company does not own (i) any equity interest in any corporation or other entity or (ii) marketable securities where the Company's equity interest in any entity exceeds five percent of the outstanding equity of such entity on the date hereof.

                  Section 3.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 20,000,000 Shares and 2,000,000 shares of preferred stock, par value $.01 per share, including 10,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share (collectively, the PREFERRED STOCK"). As of September 26, 1997, (i) 6,937,161 Shares are issued and outstanding, (ii) no Shares are issued and held in the treasury of the Company, (iii) no shares of Preferred Stock are issued and outstanding, (iv) 327,766 Shares are issuable pursuant to options granted under the Company Option Plans and (v) 2,000 Shares are issuable pursuant to the Arbor Health Care Company Employee Stock Purchase Plan (the "EMPLOYEE STOCK PURCHASE PLAN"). All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("VOTING DEBT") of the Company or any of its subsidiaries issued and outstanding. Except as set forth above, and except for the rights (the "RIGHTS") issuable pursuant to the Rights Agreement dated as of November 14, 1996 (the "RIGHTS AGREEMENT"), between the Company and Keybank, National Association, as rights agent (a true and complete copy of which has been delivered to Parent), and the securities issuable upon the exercise of such Rights, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and
(iii) there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other entity.

                           (b)  Section 3.2(b) of the Company Disclosure
Schedule lists each subsidiary of the Company and the ownership interest therein of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its subsidiaries free and clear of all liens, charges, claims or encumbrances ("LIENS").

                           (c)  There are no voting trusts or other agreements
or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the subsidiaries.

                           (d)      None of the Company or its subsidiaries
is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company, or any of its subsidiaries.

                  Section 3.3 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Company Board and, except for obtaining the approval of its stockholders as contemplated by Section 1.8 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, subject to the approval of its stockholders as contemplated by
Section 1.8 hereof, and assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as may be limited by (a) bankruptcy, insolvency, reorganization or other laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The affirmative vote of the holders of a majority of the outstanding Shares, voting together as a single class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                           (b)  The Company Board has duly and validly approved
the transactions contemplated hereby for the purposes of Section 203 of the DGCL. Accordingly, the provisions of Section 203 of the DGCL will not apply to the transactions contemplated by this Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger or the other transactions contemplated hereby.

                           (c)  The Company Board has taken all necessary
action so that (i) the Rights will not be exercisable, trade separately, or be otherwise affected by the Offer, the Merger or the other transactions contemplated hereby, (ii) none of Parent and its affiliates will be deemed to be an "Acquiring Person" for purposes thereof and
(iii) a "Distribution Date" shall not occur by virtue of the Offer, the Merger or the other transactions contemplated hereby. The Company will take any action reasonably requested by Parent to ensure and confirm that the Company, Parent and their respective affiliates will not have any obligations in connection with the Rights or the Rights Agreement in connection with the Offer, the Merger and the other transactions contemplated hereby.

                  Section 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the notices, filings and consents set forth in Section 3.4 of the Company Disclosure Schedule (including, if applicable, such notices, filings and consents applicable to the Company and its subsidiaries as may be required under any environmental, health or safety law or regulation, under federal and state laws, rules and regulations applicable to health care providers reimbursed under the federal Medicare and state Medicaid programs, under any certificate of need law or regulation, or under any state licensure law or regulation) and the filings, permits, orders, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), state securities or blue sky laws, and the DGCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the By-laws or similar organizational documents of the Company or of any of its subsidiaries, (ii) require any notice to, filing with, or permit, order, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "GOVERNMENTAL ENTITY"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mort-gage, indenture, lease, Medicare or Medicaid provider agreement, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound (collectively, the "COMPANY AGREEMENTS") or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Section 3.4 of the Company Disclosure Schedule sets forth a list of any notices, filings, consents and approvals required to be obtained under the Company Agreements in connection with this Agreement prior to the consummation of the transactions contemplated by this Agreement.

                  Section 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1995 under the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Exchange Act (collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company included in the Company SEC Documents have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the respective dates and for the respective periods indicated therein. None of the subsidiaries of the Company is subject to the informational reporting requirements of Section 13 of the Exchange Act.

                  Section 3.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Documents filed with the SEC since January 1, 1997 (the "CURRENT COMPANY SEC DOCUMENTS") or in Section 3.6 of the Company's Disclosure Schedule, since December 31, 1996:

                  (i) the Company and its subsidiaries have conducted their respective businesses only in the ordinary and usual course;

                  (ii) neither the Company nor any of its subsidiaries has taken any of the actions contemplated by Section 5.1 hereof other than in the ordinary course of business and consistent with past practice;

                  (iii) there has not been any event, change, effect or development which, individually or in the aggregate, has had or is, so far as reasonably can be foreseen, likely to have, a material adverse effect on the Company and its subsidiaries, taken as a whole (without regard, however, to changes in conditions generally applicable to the long-term and subacute care industry, institutional pharmacy and outpatient therapy clinic business or general economic conditions);

                  (iv) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of the Company's capital stock;

                  (v) there has not been any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of the Company's capital stock;

                  (vi) there has not been (A) any granting by the Company or any of its subsidiaries to any executive officer or other key employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as required under employment agreements in effect as of December 31, 1996, (B) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 1996 or (C) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or key employee;

                  (vii) there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, "COMPANY BENEFIT PLANS").

                  (viii) there has not been any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

                  Section 3.7 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Current Company SEC Documents, including any exhibits to the Current Company SEC Documents, and (b) for liabilities and obligations (x) incurred in the ordinary course of business and consis-tent with past practice (y) pursuant to the terms of this Agreement or (z) as set forth in Section 3.7 of the Company Disclosure Schedule, since January 1, 1997, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have had, or would be reasonably likely to have, a material adverse effect on the Company and its subsidiaries, taken as a whole, or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto).

                  Section 3.8 LITIGATION. Except as disclosed in the Current Company SEC Documents or in Section 3.8 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investigation pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in the Current Company SEC Documents or in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any outstanding order, judgment, writ, injunction, rule or decree of any Governmental Entity or arbitrator that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  Section 3.9 INFORMATION IN PROXY STATEMENT. The Proxy Statement, if required by Section 1.8 hereof (or any amendment thereof or supplement thereto), will, at the date mailed to Company stockholders and at the time of the meeting of Company stockholders to be held in connection with stockholder approval of the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations promul-gated thereunder by the SEC.

                  Section 3.10 NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS. (a) Except as disclosed in Section 3.10 of the Company's Disclosure Schedule, the business of the Company and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective Certificate of Incorporation or By-laws, (ii) any Company Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its subsidiaries, excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in Section 3.10 of the Company's Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same.

                  (b) Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company and each of its subsidiaries possess all certificates, franchises, licenses, permits, authorizations and approvals issued to or granted by Governmental Entities (collectively, "PERMITS") necessary to conduct their business as such business is currently conducted (including certifications for participation or enrollment in the Medicare and Medicaid programs for each of the nursing and subacute care facilities owned or operated by the Company and/or any of its subsidiaries ("COMPANY NURSING FACILITIES"), and current and valid provider contracts with the Medicare and Medicaid programs for each Company Nursing Facility), except for such Permits, the lack of possession of which would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as set forth in Section 3.10 of the Company Disclosure Schedule, (i) all such Permits are validly held by the Company or its subsidiaries, and the Company and each of its subsidiaries have complied in all re-spects with all terms and conditions thereof (and in particular, the Company Nursing Facilities are in substantial compliance with the terms and conditions of participation of the Medicare and Medicaid programs), except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits has not, and is not reasonably expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole,
(ii) none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Transactions, other than such Permits, the suspension, modification or nonrenewal of which, in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole and (iii) neither the Company nor any of its subsidiaries has received any written warning, notice, notice of violation or probable violation, survey report, statement of deficiencies, notice of revocation, or other written communication from or on behalf of any Governmental Entity that remains unresolved or which has resulted in any restriction on the permissible operations of the Company or any of its subsidiaries, alleging (A) any violation of any such Permit or of any law, rule, regulation or provider agreement or (B) that the Company or any of its subsidiaries requires any Permit required for its business, as such business is currently conducted, that is not currently held by it, which violation or failure to hold a Permit would have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company has delivered to Parent true and complete copies of the most recent survey reports, statements of deficiencies and plans of correction filed with any Governmental Entity with respect to the operations of any Company Nursing Facility. The Company and each of its subsidiaries have filed all required cost reports with respect to Medicaid and Medicare. The Company has delivered to Parent all such cost reports, audits and schedules prepared or issued by, or filed with, any Governmental Entity or private payor with respect to the operations of each Company Nursing Facility for the last twelve (12) months and each such report is complete and accurate in all material respects. Section 3.10 of the Company Disclosure Schedule sets forth the status of any open cost reporting periods, pending reimbursement appeals, and reimbursement payment rates for the last twelve (12) months with respect to any Governmental Entity or other third party payor. There is no outstanding claim, and the Company does not know of any basis for any claims against the Company or any of its subsidiaries by any third party payors. Neither the Company, nor any of its subsidiaries, have received any notices that Medicare or Medicaid has any claim or claims against any of them which could result in consolidated net offsets against future reimbursements in excess of that provided for in the consolidated financial statements of the Company. Neither the Company, nor any of its subsidiaries, nor, to the best knowledge of the Company or its subsidiaries, any person who provides professional services for or on behalf of the Company and/or any of its subsidiaries, has engaged in any activities which are prohibited under federal Medicare or federal and state Medicaid statutes, as amended, or the regulations promulgated pursuant thereto, or related state or local statutes or regulations, and, to the knowledge of the Company, no investigations or other adverse actions are being taken by Medicare and/or Medicaid, and all schedules and/or reports have been filed with Medicare and Medicaid.

                  Section 3.11 INTELLECTUAL PROPERTY. The Company and its subsidiaries own, or are licensed or otherwise have the rights to use, all patents, trademarks, trade names, copyrights, technology, trade secrets, know-how and processes (collectively, "INTELLECTUAL PROPERTY RIGHTS") material to or necessary for the conduct of their respective businesses, as presently conducted. No claims are pending by any person against the Company or any of its subsidiaries as to the use of any Intellectual Property Rights and, to the Company's best knowledge, the use by the Company or any of its subsidiaries of all Intellectual Property Rights does not infringe on the rights of any person. To the Company's best knowledge, no third person is infringing on the Intellectual Property Rights of the Company or any of its subsidiaries.

                  Section 3.12 TAXES. (a) The Company and each of its subsidiaries have timely filed (or have had timely filed on their behalf) all Tax Returns (as hereinafter defined) required by applicable law to be filed by any of them on or prior to or as of the Effective Time of the Merger. All such Tax Returns are, or will be at the time of filing, true, complete and correct in all material re-spects.

                  (b) The Company and each of its subsidiaries have paid (or have had paid on their behalf) or, where payment is not yet due, have established in accordance with GAAP (or have had established on their behalf and for their sole benefit and recourse) an adequate accrual for the payment of all Taxes due with respect to any period ending on or prior to the date hereof. The Company and each of its subsidiaries have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

                  (c) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries. There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its subsidiaries, and no power of attorney granted by either the Company or any of its subsidiaries with respect to any Taxes is currently in force.

                  (d) There are no Liens for Taxes upon the assets of the Company or any of its subsidiaries except Liens for Taxes not yet due.

                  (e) There are no United States Federal, state, local or foreign audits or other administrative proceedings or court proceedings presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries.

                  (f) Except as set forth in Section 3.12 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

                  (g) Neither the Company nor any of its subsidiaries has made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (h) All transactions that could give rise to an understatement of the Federal income tax liability of the Company or any of its subsidiaries within the meaning of Section 6662(d) of the Code are adequately disclosed on Tax Returns in accordance with Section 6662(d)(2)(B) of the Code if there is or was no substantial authority for the treatment giving rise to such understatement.

                  (i) Except as disclosed in Section 3.12 of the Company Disclosure Schedule, no excess loss accounts or deferred intercompany gains as defined in the consolidated return regulations promulgated under the Code (the "Treasury Regulations") exist with respect to the Company or the subsidiaries.

                  (j) The Federal income tax net operating loss carryovers available to the Company and its subsidiaries, and their expiration dates, are set forth in Section 3.12 of the Company Disclosure Schedule. Except as set forth in Section 3.12 of the Company Disclosure Schedule, as of the date of this Agreement, the net operating loss and credit carryovers are not subject to limitations imposed by Sections 382, 383 or 384 of the Code (or any predecessor thereto) or otherwise (including Sections 1.1502-21 and 1502-22 of the Treasury Regulations).

                  (k) Neither the Company nor any of its subsidiaries has filed a consent to application of Section 341 of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

                  (l)  The Company is a corporation within the
meaning of Section 7701(a)(3) of the Code.

                  (m) For purposes of this Agreement, the following terms shall have the following meanings:

                           (A) "TAXES" shall mean any and all taxes, charges,
                  fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts.

                           (B) "TAX RETURNS" shall mean any report, return
                  document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  Section 3.13 OPINION OF FINANCIAL ADVISER. The Company Board has received the opinion of Raymond James, dated the date of this Agreement, that, as of such date, the Offer Price and the Merger Consideration are fair from a financial point of view to the Company's stockholders, a signed copy of which opinion has been delivered to Parent.

                  Section 3.14 TITLE TO PROPERTIES. The Company and its subsidiaries have good, valid and marketable title to the properties and assets reflected on the most recent consolidated balance sheet included in the Current Company SEC Documents (the "BALANCE SHEET") (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of any Liens, except as described in the Current Company SEC Documents and the financial statements included therein or in Section 3.14 of the Company Disclosure Schedule and other than Liens for current taxes not yet due and other Liens or title imperfections that do not have, and are not reasonably likely to have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  Section 3.15 EMPLOYEE BENEFIT PLAN. (a) The Company and each of its subsidiaries have complied, and currently are in compliance, in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") the Code and all other applicable laws with respect to each compensation or benefit plan, agreement, policy, practice, program or arrangement (whether or not subject to ERISA) maintained by the Company or any of its subsidiaries for the benefit of any employee, former employee, independent contractor or director of the Company and its subsidiaries (including, without limitation, any employment agreements or any pension, savings, profit-sharing, bonus, medical, insurance, disability, severance, equity-based or deferred compensation plans) (collectively, the "PLANS"). The Company has provided or made available a current, accurate and complete copy of each Plan to Parent and, to the extent applicable to the Plans, (A) copies of any funding instruments, (B) summary plan descriptions
(C) Forms 5500 for the last three years and (D) IRS determination letters.

                           (b)  Each of the Plans that is intended to
qualify under Section 401(a) of the Code, does so qualify, is exempt from taxation pursuant to Section 501(a) of the Code and has received a favorable determination letter from the IRS.

                           (c)  Neither the Company nor any of its
subsidiaries has maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA (including, without limitation, a "multiemployer plan" (as defined in Section 3(37) of ERISA) and a defined benefit plan (as defined in Section 3(35) of ERISA)).

                           (d)  No Plan, other than a Plan which is
an employee pension benefit plan (within the meaning of Section 3(2)(A) of ERISA), provides benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of the Company beyond their retirement or other termination of service with the Company (other than (A) coverage mandated by applicable law, (B) deferred compensation benefits accrued as liabilities on the books of the Company, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

                           (e)  Except as set forth in Section 3.15 of the
Company Disclosure Schedule, neither the Company nor its subsidiaries has incurred any withdrawal liability with respect to any Plan that is a multiemployer plan.

                           (f)  No reportable event (within the meaning of
Section 4043 of ERISA) or prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Plan that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (g)  There are no pending or, to the knowledge of
the Company, threatened actions, claims or lawsuits by any individuals or entities with respect to any Plan (other than for routine benefit claims) that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (h)  Except as set forth in Section 3.15 of the
Company Disclosure Schedule, no payments or benefits (nor acceleration of vesting or exercisability of any benefits) under any Plan are triggered (in whole or in part) as a result of the transactions contemplated by this Agreement.

                           (i)  No Plan provides for any stock option that is
exercisable into the stock of any of the subsidiaries of the Company.

                  Section 3.16 INSURANCE. The Company maintains, and has maintained, without interruption, during the past three years, policies or binders of insurance covering such risks, and events, including personal injury, property damage and general liability, in amounts the Company reasonably believes adequate for its business and operations.

                  Section 3.17 NO EXCESS PARACHUTE PAYMENTS. Other than payments that may be made to the persons listed in Section 3.17 of the Company Disclosure Schedule (the "PRIMARY COMPANY EXECUTIVES"), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions (whether alone or in combination with a qualifying termination of employment) by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Set forth in Section 3.17 of the Company Disclosure Schedule is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Transactions under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect (together with a qualifying termination of employment); and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

                  Section 3.18 ENVIRONMENTAL MATTERS. (i) Except as disclosed in the Current Company SEC Documents or as set forth in Section 3.18 of the Company Disclosure Schedule, (A) the Company and each of its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as hereinafter defined) and are currently in compliance with all such laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (B) none of the properties currently or formerly owned or operated by the Company or any of its subsidiaries contains any Hazardous Substance (as hereinafter defined) in amounts exceeding the levels permitted by applicable Environmental Laws, (C) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Governmental Entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, including, without limitation, liability relating to sites not owned or operated by the Company or any of its subsidiaries, (D) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings, pending or threatened, against the Company or any of its subsidiaries relating to any violation of or liability under, or alleged violation of or liability under, any Environmental Law, (E) all reports that are required to be filed by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law have been so filed, (F) no Hazardous Substance has been disposed of, released or transported in violation of or under circumstances that could create liability under any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (G) neither the Company, any of its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (A) through (G) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (H) the Company has provided Parent with each environmental audit, test or analysis performed within the last three years of any property currently or formerly owned or operated by the Company or any of its subsidiaries (x) which involves any condition of environmental impairment which would give rise to a material adverse effect on the Company and its subsidiaries, taken as a whole and (y) of which the Company has knowledge.

         (ii) As used herein, "ENVIRONMENTAL LAW" means any United States Federal, territorial, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, and
(ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

         (iii) As used herein, "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated byphenyls.

                  Section 3.19 LABOR MATTERS. Except as set forth in Section
3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries relating to its business, except for any such proceeding which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. To the knowledge of the executive officers of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its subsidiaries.

                  Section 3.20 FINDERS AND INVESTMENT BANKERS. Neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for Raymond James (the fees of which will be paid by the Company), or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the Transactions, except for fees payable to Raymond James. The Company has provided Parent with a true and correct copy of the fee letter between the Company and Raymond James.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

                  Parent and the Purchaser represent and warrant to the Company that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and correct in all material respects as of the Closing Date as though made on the Closing Date.

                  Section 4.1 ORGANIZATION. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Canada and Delaware, respectively, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Parent and its subsidiaries, taken as a whole. Parent and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on Parent and its subsidiaries, taken as a whole.

                  Section 4.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement, and the consummation of the Merger and of the Transactions, have been duly authorized by the Board of Directors of Parent and the Board of Directors of the Purchaser and by Parent as the sole stockholder of the Purchaser and no other corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by each of the Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser, as the case may be, enforceable against each of them in accordance with its respective terms except as may be limited by (a) bankruptcy, insolvency, reorganization or other laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  Section 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws and the DGCL, neither the execution, delivery or performance of this Agreement by Parent or the Purchaser nor the consummation by Parent or the Purchaser of the Transactions nor compliance by Parent or the Purchaser with any of the provi-sions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Parent or the certificate of incorporation or by-laws of the Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity with respect to the business carried on by Parent or its subsidiaries as of the date hereof, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its subsidiaries or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii),(iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Parent, its subsidiaries and the Purchaser taken as a whole.

                  Section 4.4 INFORMATION IN PROXY STATEMENT. None of the information supplied by Parent or the Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement, if required by Section 1.8 hereof, will, at the date mailed to Company stockholders and at the time of the meeting of Company stockholders to be held in connection with Company stockholder approval of the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule or

(iii) as agreed in writing by Parent, after the date hereof, and prior to the time the directors of the Purchaser have been elected to, and shall constitute a majority of, the Company Board pursuant to Section 1.4 hereof (the "APPOINTMENT DATE"):

                           (a)  the business of the Company and its subsidiaries
shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

                           (b)  the Company shall not, directly or indirectly,
amend or propose to amend its Certificate of Incorporation or By-laws or similar organizational documents;

                           (c)  the Company shall not, and it shall not permit
any of its subsidiaries to: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Company's capital stock or that of its subsidiaries, or (B) redeem, purchase or otherwise acquire directly or indirectly any shares of the capital stock of the Company or of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (ii) authorize for issuance, issue, sell, pledge, deliver or agree to commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, calls, subscriptions, stock appreciation rights or other rights or other agreements) or otherwise encumber any shares of capital stock of any class of the Company or of its subsidiaries or any securities convertible into or exchangeable for shares of capital stock of any class of the Company or of its subsidiaries other than Shares issued upon the exercise of Company Options outstanding on the date hereof in accordance with the Company Option Plans as in effect on the date hereof or Shares for which there are accrued payments through September 30, 1997 in accordance with the Employee Stock Purchase Plan as in effect on the date hereof; or (iii) split, combine or reclassify the outstanding capital stock of the Company or of any of its subsidiaries or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares in the capital stock of the Company or of any of its subsidiaries;

                           (d)  except for those acquisitions specifically set
forth and described in Section 5.1(d) of the Company Disclosure Schedule, the Company shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets, outside of the ordinary course of business, that individually is in excess of $5 million or in the aggregate in excess of $10 million;

                           (e)  the Company shall not, and it shall not permit
any of its subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any assets of the Company or of its subsidiaries other than (i) sales and dispositions of interests or rights with respect to property having an aggregate fair market value on the date of this Agreement of less than $5 million, in each case only if in the ordinary course of business and consistent with past practice or (ii) encumbrances and Liens that are incurred in the ordinary course of business and consistent with past practice;

                           (f)  neither the Company nor any of its
subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any of its executive officers or key employees or (ii)(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan agreement or arrangement, including without limitation, the Company Option Plans; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any its subsidiaries;

                           (g)  neither the Company nor any of its subsidiaries
shall: (i) modify, amend or terminate any of its or its subsidiaries' material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice (ii) enter into any other agreements, commitments or contracts that are material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice, or otherwise make any material change that is adverse to the Company (including by way of termination) in (A) any existing agreement, commitment or arrangement that is material to the Company and its subsidiaries taken as a whole or (B) the conduct of the business or operations of the Company and its subsidiaries;

                           (h)  neither the Company nor any of its
subsidiaries shall: (i) incur or assume any long-term debt, or except in the ordinary course of business in amounts consistent with past practice, incur or assume any short-term indebtedness; (ii) incur or modify any material indebtedness or other liability; (iii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or of any of its subsidiaries; (iv) enter into any "keep well" or other arrangement to maintain any financial condition of another person; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (vi) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company); or (vii) enter into any material commitment or transaction (including, but not limited to, any material capital expenditure or purchase or lease of assets or real estate other than the purchase of products for inventory and supplies in the ordinary course of business); PROVIDED that this Section 5.1(h) shall not prevent the financings of the acquisitions described in Section 5.1(d) of the Company Disclosure Schedule;

                           (i)  neither the Company nor any of its subsidiaries
shall change any of the accounting methods used by it unless required by GAAP;

                           (j)  neither the Company nor any of its
subsidiaries shall, without the prior written consent of Parent, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated subsidiaries;

                           (k)  neither the Company nor any of its
subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Offer set forth in Annex A or any of the conditions to the Merger set forth in Article VI not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation;

                           (l)  neither the Company nor any of its
subsidiaries shall make any Tax election or settle or compromise any Tax liability or refund, except to the extent already provided in the Current Company SEC Documents;

                           (m)  neither the Company nor any of its
subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

                           (n)  neither the Company nor any of its
subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger); and

                           (o)  neither the Company nor any of its
subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                  Section 5.2 ACCESS; CONFIDENTIALITY. Upon reasonable notice, the Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. After the Appointment Date the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time as Parent shall request. Unless otherwise required by law and until the Appointment Date, Parent will hold any such information which is non-public in confidence in accordance with the provisions of a letter agreement dated September 10, 1997 between the Company and the Parent (the "CONFIDENTIALITY AGREEMENT"). The parties agree that the access and assistance to be provided pursuant to this Section 5.2 shall not be such as to unreasonably interfere with the operation of the Company's business.

                  Section 5.3 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

                  Section 5.4 CONSENTS AND APPROVALS. (a) Each of the Company, Parent and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                           (b)  The Company and Parent shall take all
reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any Governmental Entity in connection with antitrust matters.

                  Section 5.5 NO SOLICITATION. (a) Neither the Company nor any of its subsidiaries or affiliates shall (and the Company shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any proposal or offer to acquire all or a substantial part of the business and properties of the Company or any of its subsidiaries or any capital stock of the Company or any of its subsidiaries, whether by merger, tender offer, exchange offer, sale of assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any subsidiary, division or operating or principal business unit of the Company (collectively, an "ACQUISITION PROPOSAL"). Notwithstanding the foregoing, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal (x) if such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company Board relating to any such transaction which the Company Board determines in good faith represents a superior transaction to the Offer and the Merger and which is not conditioned upon obtaining additional financing and (y) if, in the opinion of the Company Board, only after receipt of advice from independent legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company Board to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "SUPERIOR PROPOSAL"). The Company will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry (and will disclose any written materials received by the Company in connection with such proposal, discussion negotiation, or inquiry) and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction.

                           (b)      Except as set forth herein, neither
the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by the Company Board or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company Board may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of the

Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the second business day following Parent's receipt of written notice advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; PROVIDED that the Company Board shall have determined, only after receipt of advice from outside legal counsel to the Company, that the failure to take such action would cause the Company Board to violate its fiduciary duties to the Company's stockholders under applicable law; PROVIDED FURTHER that the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than noon (New York time) one day in advance of any date that it intends to enter into such agreement and shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms. In addition, if the Company proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Termination Fee (as defined in Section 8.1) subject to the provisions of Section 8.1.

                  Section 5.6 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

                  Section 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.8 INDEMNIFICATION. For six years after the Effective Time, Parent shall cause the Surviving Corporation (or any successor to the Surviving Corporation) to indemnify, defend and hold harmless the present and former officers and directors of the Company and its subsidiaries (each an "INDEMNIFIED PARTY") against all losses, claims, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under Delaware law, subject to the terms of the Company's Certificate of Incorporation, By-laws and indemnification agreements, all as in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit; PROVIDED THAT, in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; PROVIDED FURTHER, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law, the Certificate of Incorporation, the By-Laws or such agreements, as the case may be, shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party and; PROVIDED FURTHER, that nothing herein shall impair any rights or obligations of any present or former directors or officers of the Company.

                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or the Purchaser, as the case may be, to the extent permitted by applicable law:

                           (a)  STOCKHOLDER APPROVAL.  This Agreement
shall have been approved and adopted by the requisite vote of the stockholders of the Company, if required by applicable law and the Certificate of Incorporation, in order to consummate the Merger;

                           (b)  STATUTES; CONSENTS.  No law, statute,
rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which declares this Agreement invalid or unenforceable in any material respect or which prohibits completion of the Offer or consummation of the Merger, and all governmental consents, orders and approvals (including, without limitation, those identified in Section 5.4(a) of the Schedule attached to this Agreement) required for the completion of the Offer or consummation of the Merger and the other transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

                           (c)  INJUNCTIONS.  There shall be no order
or injunction of any Governmental Entity in effect precluding, restraining, enjoining or prohibiting completion of the Offer or consummation of the Merger;

                           (d)  PURCHASE OF SHARES IN OFFER.  Parent, the
Purchaser or their affiliates shall have purchased Shares pursuant to the Offer; and

                           (e)  HSR APPROVAL.  The applicable waiting period
under the HSR Act shall have expired or been terminated.

                                   ARTICLE VII

                                   TERMINATION

                  Section 7.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                           (a)  By the mutual written consent of the
Board of Directors of Parent and the Company Board.

                           (b)  By either of the Board of Directors
of Parent or the Company Board:

                           (i) if the Offer shall have expired without any Shares being purchased therein; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the Purchaser, as the case may be, to purchase the Shares pursuant to the Offer on or prior to the date on which the Offer shall have expired; or

                           (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

                           (c)  By the Company Board:

                           (i) if, prior to the purchase of the Shares pursuant to the Offer, Parent or the Purchaser breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or breaches its representations and warranties in any material respect; or

                           (ii)  in connection with entering into a
         definitive agreement in accordance with Section

         5.5(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee; or

                           (iii) if Parent or the Purchaser shall have terminated the Offer without Parent or the Purchaser, as the case may be, purchasing any Shares pursuant thereto; provided that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iii) if the Company is in material breach of this Agreement; or

                           (iv) if Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to the fifth business day following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(iv) if the Company is in material breach of this Agreement.

                           (d)  By the Board of Directors of the
Parent or the Board of Directors of the Purchaser:

                           (i) if prior to the purchase of the Shares pursuant to the Offer, the Company Board (A) shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser, its approval or recommendation of the Offer, this Agreement or the Merger, or (B) shall have approved or recommended an Acquisition Proposal, or (C) shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of the Company, or a merger, consolidation or other business combination with a person or entity other than Parent, the Purchaser or their affiliates (or the Company Board resolves to do any of the foregoing); or

                           (ii) if Parent or the Purchaser shall have terminated the Offer without Parent or the Purchaser purchasing any Shares thereunder, PROVIDED that Parent or the Purchaser may not terminate this Agreement pursuant to this Section 7.1(d)(ii) if Parent or the Purchaser has failed to purchase the

         Shares in the Offer in violation of the material terms thereof; or

                           (iii) if, due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to the fifth business day following the date of the initial public announcement of the Offer.

                  Section 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof by the terminating party shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, the Company, their respective stockholders and affiliates, or the respective officers and directors thereof, except as set forth in Section 8.1 and pursuant to the Confidentiality Agreement; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for fraud or for any material breach of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses. Notwithstanding the foregoing, if
(x) this Agreement is terminated pursuant to Section 7.1(c)(ii) or 7.1(d)(i) hereof or (y) prior to the termination of this Agreement an Acquisition Proposal shall have been made and within 12 months of such termination an Acquisition Proposal shall have been consummated or the Company shall have entered into an agreement with respect to, or shall have approved or recommended, an Acquisition Proposal, then the Company shall pay to Parent (concurrently with such termination, in the case of clause (x) above, and not later than the consummation of such later Acquisition Proposal, in the case of clause

(y) above) an amount equal to U.S.$10 million (the "TERMINATION FEE"). In addition, if the Offer is terminated pursuant to paragraph (g) of Annex A hereto, Parent will pay to the Company an amount equal to all out-of-pocket fees and expenses of the Company incurred in connection with this Agreement and the Offer (including legal and investment banking fees and expenses) to a maximum of U.S. $1 million.

                  Section 8.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto (which in the case of the Company shall include approvals as contemplated in Section 1.4(b)), at any time prior to the Closing Date with respect to any of the terms contained herein; PROVIDED, HOWEVER, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount, or change the form, of the Merger Consideration.

                  Section 8.3 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                  Section 8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Parent or the Purchaser, to:

                                    Extendicare Inc.
                                    3000 Steeles Avenue East
                                    Suite 700
                                    Markham, Ontario
                                    L3R 9W2

                          Attention:  Joy D. Calkin
                          Telephone:  (905) 470-4000
                          Facsimile:  (905) 470-4003

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                          919 Third Avenue
                          New York, NY  10022-3897

                          Attention:  Milton G. Strom
                          Telephone No.: (212) 735-2300
                          Telecopy No.: (212) 735-3618

                 (b)      if to the Company, to:

                          Arbor Health Care Company
                          1100 Shawnee Road
                          Box 840
                          Lima, Ohio  45802

                          Attention:  Pier C. Borra
                          Telephone:  (419) 227-3000
                          Facsimile:  (419) 227-3499

                          with a copy to:

                          Shumaker, Loop & Kendrick, LLP
                          Barnett Plaza - Suite 2800
                          101 East Kennedy Boulevard
                          Tampa, Florida 33602

                          Attention: Gregory C. Yadley
                          Telephone No.: (813) 229-7600
                          Telecopy No.: (813) 229-1660

                  Section 8.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 promulgated under the Exchange Act.

                  Section 8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.8 and Schedule
3.15 hereto, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.8 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 8.10  ASSIGNMENT.  Neither this Agree-
ment nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto

(whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 8.11 TRANSFER AND SIMILAR TAXES. Notwithstanding any other provision of this Agreement to the contrary, each of the Company's stockholders shall be responsible for the payment of any sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest and additions to such fees), except for taxes relating to "EXCESS PARACHUTE PAYMENTS" with respect to persons referred to in Schedule 3.17 of the Company Disclosure Schedule, incurred in connection with such stockholder's sale of Shares to the Purchaser pursuant to this Agreement and for the accurate filing of all necessary Tax Returns and other documentation with respect to any transfer Tax.

                  IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          EXTENDICARE INC.

                                          By:/s/ Barry L. Stephens
                                             ----------------------------------
                                                Name:   Barry L. Stephens
                                                Title:  Senior Vice President,
                                                        Finance

                                          AHC ACQUISITION CORP.

                                          By:/s/ Stephen F. Dineley
                                             ----------------------------------
                                                Name:   Stephen F. Dineley
                                                Title:  Vice President & Chief
                                                        Financial Officer

                                          ARBOR HEALTH CARE COMPANY

                                          By:/s/ PIER C. BORRA
                                             ----------------------------------
                                                Name:   Pier. C. Borra
                                                Title:  Chairman, President
                                                        and Chief Executive
                                                        Officer

                                                                         ANNEX A

                  CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of this Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, (iii) the Company, the Parent and the Purchaser, as required, have not obtained all necessary material consents, approvals, orders, authorizations, registrations, declarations, permits or filings required to be obtained by it in connection with this Agreement and the transactions contemplated hereby or (iv) at any time on or after the date of the Merger Agreement and before the time of payment for any such Shares, any of the following events shall occur or shall be determined by the Purchaser to have occurred:

                           (a)      there shall be threatened or pending any
suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, the Merger or pursuant to the Stockholder Agreements, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions (including the voting provisions thereunder), or seeking to obtain from the Company, Parent or the

Purchaser any damages that are material in relation to the Company and its subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (v) which otherwise is reasonably likely to have a material adverse affect on the Company and its subsidiaries, taken as a whole;

                           (b)  there shall be any statute, rule, regulation,
judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

                           (c)  there shall have occurred (i) any general
suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, The Toronto Stock Exchange or in the Nasdaq Stock Market, for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada (whether or not mandatory), (iii) a commencement of a war directly or indirectly involving the United States or Canada, (iv) any limitation (whether or not mandatory) by any United States or Canadian governmental authority on the extension of credit generally by banks or other financial institutions, (v) a change in general financial, bank or capital market conditions which materially adversely affects the ability of financial institutions in the United States or Canada to extend credit or syndicate loans or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

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



                           (d)      (i) the representations and warranties of
the Company set forth in this Agreement shall not be true and correct in any material respect as of the date of this Agreement and as of consummation of the Offer as though made on or as of such date, (ii) the Company shall have failed to comply with its covenants and agreements under this Agreement in all material respects or (iii) there shall have occurred any events or changes which have had or will have a material adverse effect on the Company and its subsidiaries taken as a whole;

                           (e)  (i)  the Company Board shall have with-
drawn, or modified or changed in a manner adverse to Parent or the Purchaser (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, this Agreement, or the Merger, or approved or recommended any Acquisition Proposal, (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.5(b) of this Agreement or (iii) the Company Board, upon request of the Purchaser, shall fail to reaffirm its recommendation of the Offer, this Agreement or the Merger;

                           (f) this Agreement shall have terminated in
accordance with its terms; or

                           (g)  there shall have occurred after the date
hereof any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition, financial or otherwise) or prospects of Extendicare Health Services, Inc., an indirect wholly owned subsidiary of Parent ("EHSI"), and its subsidiaries, taken as a whole, and Nationsbank, N.A. or Nationsbanc Capital Markets, Inc. shall have declined to participate in the financing to be provided to EHSI as set forth in their letter to Parent dated September 29, 1997.

which in the sole judgment of Parent or the Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or the Purchaser) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

                  The foregoing conditions are for the sole benefit of Parent and the Purchaser and may be waived by Parent or the Purchaser, in whole or in part at any time and from time

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


to time in the sole discretion of Parent or the Purchaser. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.


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